      As filed with the Securities and Exchange Commission on July 18, 2005

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                            PAYLESS SHOESOURCE, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                              43-1813160
              (State or other                       (I.R.S. employer
              jurisdiction of                    identification number)
              incorporation)

                           3231 SOUTHEAST SIXTH AVENUE
                            TOPEKA, KANSAS 66607-2207
                                 (785) 233-5171
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal executive
                                    offices)
                             MICHAEL J. MASSEY, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                              HAROLD HERMAN, ESQ.,
                      GROUP COUNSEL AND ASSISTANT SECRETARY
                           3231 SOUTHEAST SIXTH AVENUE
                            TOPEKA, KANSAS 66607-2207
                                 (785) 233-5171
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   ----------
         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the selling stockholder after this registration statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                TITLE OF                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
               SHARES TO                     AMOUNT TO BE     OFFERING PRICE       AGGREGATE OFFERING PRICE    REGISTRATION
             BE REGISTERED                    REGISTERED       PER UNIT (1)                   (1)                   FEE
-----------------------------------------   --------------   ----------------      ------------------------    ------------
Common Stock, par value $0.01 per share
together with attached  Preferred Stock
purchase rights(2)                          214,250 shares   $         21.195      $           4,541,028.75    $    534.48
====================================================================================================================================

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices of Payless ShoeSource, Inc. Common Stock as reported on the New York Stock Exchange on July 13, 2005).
(2) Preferred Stock purchase rights are attached to and trade with the Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


PROSPECTUS (Subject to Completion)
Dated July 18, 2005

                            PAYLESS SHOESOURCE, INC.

                         214,250 SHARES OF COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

         This prospectus relates to 214,250 shares of common stock and the attached preferred stock purchase rights of Payless ShoeSource, Inc., a Delaware corporation (the "Company"), which may be offered from time to time by the selling stockholder named in this prospectus at fixed prices or prices that may be changed, at market prices at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholder may offer shares through brokers in ordinary brokerage transactions, to underwriters or dealers in negotiated transactions, or by a combination of these methods of sale. The shares were acquired by the selling stockholder as a hiring inducement award in connection with his employment as Chief Executive Officer of the Company. The Company will not receive any of the proceeds from the sale of the shares.

         The Company's common stock is currently listed on the New York Stock Exchange under the symbol "PSS". On July 13, 2005, the last sale reported on the New York Stock Exchange was $21.04 per share.

                                   ----------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.
                   THE DATE OF THIS PROSPECTUS IS JULY 18, 2005.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

Payless ShoeSource, Inc....................................................2
Cautionary Statement Concerning Forward-Looking Statements.................2
Documents Incorporated by Reference........................................3
Description of Capital Stock...............................................4
Selling Stockholder........................................................4
Plan of Distribution.......................................................4
Use of Proceeds............................................................5
Validity of Common Stock...................................................5
Experts....................................................................5
Where You Can Find More Information........................................6


         In this prospectus, "Payless ShoeSource, Inc.", the "Company", "we", "us", and "our" refer to Payless ShoeSource, Inc., a Delaware corporation, and its subsidiaries.

                            PAYLESS SHOESOURCE, INC.

         We are the largest family footwear specialty retailer in the Western Hemisphere with 4,640 retail stores as of fiscal year end 2004. Our Payless ShoeSource retail stores in the United States, Canada, the Caribbean, Central America, South America, and Japan sold over 187 million pairs of footwear in fiscal 2004. These stores offer fashionable, quality, private and branded label footwear and accessories for women, men and children at affordable prices in a self-selection shopping format.

         Our principal executive offices are located at 3231 Southeast Sixth Avenue, Topeka, Kansas 66607-2207. Our telephone number is (785) 233-5171. Our investor relations website address is www.paylessinfo.com. In addition, footwear can be purchased any time at www.payless.com which also includes a link to our investor relations website. The information contained on our websites is not part of this prospectus.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that are identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," or variations of such words. A variety of known and unknown risks and uncertainties and other factors could cause actual results and expectations to differ materially from the anticipated results or expectations which include, but are not limited to: changes in consumer spending patterns; changes in consumer preferences and overall economic conditions; the impact of competition and pricing; changes in weather patterns; the financial condition of the Company's suppliers and manufacturers; changes in existing or potential duties, tariffs or quotas; changes in relationships between the United States and foreign countries, changes in relationships between Canada and foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company has retail locations or otherwise does business; changes in trade, customs and/or tax laws; fluctuations in currency exchange rates; availability of suitable store locations on acceptable terms; the ability to terminate leases on acceptable terms; the ability to hire and retain associates; performance of other parties in strategic alliances; general economic, business and social conditions in the countries from which we source products, supplies or have or intend to open stores; performance of partners in joint ventures; the ability to comply with local laws in foreign countries; threats or acts of terrorism; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; congestion at major ocean ports; changes in the value of the dollar relative to the Chinese yuan and other currencies. Please refer to the Company's 2004 Annual Report on Form 10-K for the fiscal year ended January 29, 2005 for more information on these and other risk factors that could cause actual results to differ. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.


                       DOCUMENTS INCORPORATED BY REFERENCE

         THE SEC ALLOWS US TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS PROSPECTUS. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. This information incorporated by reference is a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

         This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about the Company and its financial condition.

         o The Company's Annual Report on Form 10-K for the year ended January 29, 2005 (our "Form 10-K").

         o The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2005.

         o The Company's Current Reports on Form 8-K, filed on May 5, 2005, May 19, 2005, May 26, 2005, May 31, 2005, June 2, 2005,
                  June 22, 2005, July 7, 2005, and July 18, 2005 respectively.

         This prospectus also incorporates by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

                                    SECRETARY
                            PAYLESS SHOESOURCE, INC.
                           3231 SOUTHEAST SIXTH AVENUE
                            TOPEKA, KANSAS 66607-2207
                                 (785) 233-5171

                         DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         We are authorized to issue 240,000,000 shares of common stock, $0.01 par value per share. Each share of common stock is, subject to any rights available to preferred stock in any future issuance of preferred stock, entitled to participate pro rata in distributions upon liquidation and to one vote on all matters submitted to a vote of stockholders. The holders of common stock may receive cash dividends as declared by the Company's board of directors out of its surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Holders of common stock will not have preemptive or similar equity preservation rights, and shares of common stock will not be cumulatively voted in the election of the Company's board of directors. The Company's board of directors will have the authority to issue additional shares of common stock without stockholder approval, other than such approval as may be required by the applicable rules of the New York Stock Exchange.

         We have not paid a cash dividend on outstanding shares of common stock since our spin-off from The May Department Stores Company. We are subject to certain restrictions contained in our senior secured revolving credit facility and the indenture governing our 8.25% Senior Subordinated Notes which restrict our ability to pay dividends. We do not currently plan to pay any cash dividends. During March 2003, we completed a three-for-one stock split effected in the form of a stock dividend.

         A preferred stock purchase right is attached to and trades with each share of common stock. Please refer to pages 12-14 of the Company's prospectus, dated April 21, 1998, for more information on this preferred stock purchase right.

         The transfer agent and registrar for the shares of common stock is UMB Bank, N.A.

PREFERRED STOCK

         We are authorized to issue 25,000,000 shares of preferred stock, $0.01 par value per share. The preferred stock may be issued from time to time in series as the Company's board of directors may determine, and the respective dividend rates, redemption terms (if any), amounts payable on liquidation, voting rights (if any), conversion or exchange rates (if any), and other terms not inconsistent with the Company's charter will be fixed by the Company's board of directors with respect to any such series prior to issuance.

                               SELLING STOCKHOLDER

         The name and address of the selling stockholder is Matthew E. Rubel, 3231 Southeast Sixth Avenue, Topeka, Kansas 66607-2207. He is offering 214,250 shares which he acquired as a hiring inducement award in connection with his employment as Chief Executive Officer of the Company. Mr. Rubel is a member of the Company's Board of Directors. Mr. Rubel currently owns no shares of common stock of the Company other than the shares offered by this prospectus. Mr. Rubel also holds options to purchase 720,000 shares of our common stock.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholder, including any pledgee, donee or transferee. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. We estimate these expenses to be approximately $34,000.00. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. Sales of shares may be effected from time to time in one or more types of transactions (which may include block transactions) on the NYSE or any other organized market or quotation system where the shares may be traded, in the over-the-counter market, in transactions other than on the NYSE or any other organized market or quotation system where the shares may be traded, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. The shares may also be transferred pursuant to a gift or pledge. Such transactions may or may not involve brokers or dealers. The selling stockholder has advised us that he has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares

         The selling stockholder may effect such transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

         Because the selling stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act. The anti-manipulative provisions of Regulation M under the Exchange Act may apply to sales by the selling stockholder. The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon and in compliance with Rule 144 under the Securities Act.

         Upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

         o        the name of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the price at which such shares were sold;

         o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transaction.

                                 USE OF PROCEEDS

         The shares may be sold by this prospectus by the selling stockholder. We will not receive any proceeds from the sales of the shares, but we will bear some of the expenses. See "Plan of Distribution--Expenses" for a description of the payment of expenses.

                            VALIDITY OF COMMON STOCK

         The validity of the shares offered hereunder has been passed upon for the Company by Harold Herman, Esq., its Group Counsel and Assistant Secretary. As of July 18, 2005, Mr. Herman owned 2,627 shares of our common stock and has options to purchase 27,698 shares of our common stock, of which 20,565 shares are or will be exercisable within the next sixty days.

                                     EXPERTS

         The consolidated financial statements, the related financial statement schedules, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the

Company's Annual Report on Form 10-K for the year ended January 29, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

THE REGISTRATION STATEMENT

         We have filed a registration statement with the SEC that registers the shares offered by this prospectus.

         The registration statement that we filed with the SEC, including the attached exhibits and schedules, contains additional relevant information about the Company and its shares of common stock. The SEC allows us to omit some information included in the registration statement from this prospectus. You should read the entire registration statement in order to obtain this additional information.

FILINGS WITH THE SEC

         In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC on a regular basis. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

THE SEC ALSO MAINTAINS AN INTERNET WORLD WIDE WEB SITE THAT CONTAINS REPORTS, PROXY STATEMENTS AND OTHER INFORMATION ABOUT ISSUERS, LIKE THE COMPANY, WHO FILE ELECTRONICALLY WITH THE SEC. THE ADDRESS OF THAT SITE IS HTTP://WWW.SEC.GOV.

OUR WEBSITE

         Our investor relations website address is www.paylessinfo.com. In addition, footwear can be purchased any time at www.payless.com which also includes a link to our investor relations website. The information contained on our websites is not part of this prospectus.

OTHER INFORMATION

         We have not authorized anyone to give you any information about us or this offering that is different from what we tell you in this prospectus or in any of the materials that we have incorporated into this document. If anyone gives you any other information about us, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling stockholder:

         Registration Statement Filing Fee...........................   $534.48
         Legal Fees and Expenses.....................................$25,000.00
         Accounting Fees and Expenses................................ $7,500.00
         Miscellaneous Fees and Expenses.............................   $965.52
              Total..................................................$34,000.00

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         As contemplated by Delaware Law Section 145, the Company's Bylaws provide a broad basis for indemnification in accordance with and as permitted by Delaware Law Section 145.

         Article ELEVENTH of the Company's Restated Certificate of Incorporation provides as follows:

         ELEVENTH. A. Indemnification of Officers, Directors and Others. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. A director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. The rights provided to any person by this Article ELEVENTH shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Article ELEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         B. Insurance, Indemnification Agreements and Other Matters. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plans or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the law. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

         C. Nonexclusivity. The rights to indemnification and advancement of expenses conferred in this Article ELEVENTH shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation of the Corporation, or the By-Laws or any agreement, vote of stockholders or directors or otherwise.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
5.1                Opinion of Harold Herman, Esq. as to the validity of the common stock.
23.1               Consent of Deloitte & Touche LLP.
23.2               Consent of Harold Herman, Esq. (Included in Exhibit 5.1).
24.1               Power of Attorney (Included in the Registration Statement under the heading "Signatures").

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in the registration statement.

                  provided further, however, that paragraph (1)(a) and (1)(b) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           (4) That, for purposes of determining any liability
                  under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (5) That, for purposes of determining any liability
                  under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                           (6) That, for the purpose of determining any
                  liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (7) Insofar as indemnification for liabilities
                  arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Topeka and the State of Kansas, on the 18th day of July, 2005.


                                             PAYLESS SHOESOURCE, INC.


                                             By: /s/ Ullrich E. Porzig
                                                 -------------------------------
                                                 Ullrich E. Porzig
                                                 Senior Vice President - Chief
                                                 Financial Officer and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Massey and Harold Herman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 18th day of July, 2005.


                        SIGNATURE                                               TITLE
                        ---------                                               -----
                  /s/ Matthew E. Rubel                   Chief Executive Officer and President and Director
                  ---------------------                             (Principal Executive Officer)

                  /s/ Ullrich E. Porzig                   Senior Vice President-Chief Financial Officer and
                  ---------------------                                       Treasurer
                                                            (Principal Financial and Accounting Officer)

                  /s/ Howard R. Fricke                           Chairman of the Board and Director
                  ---------------------

                  /s/ Daniel Boggan Jr.                                       Director
                  ---------------------

                  /s/ Michael E. Murphy                                       Director
                  ---------------------

                   /s/ Mylle H. Mangum                                        Director
                  ---------------------

                        SIGNATURE                                               TITLE
                        ---------                                               -----
                  /s/ Robert C. Wheeler                                       Director
                  ---------------------

                  /s/ John F. McGovern                                        Director
                  ---------------------

                  /s/ Michael A. Weiss                                        Director
                  ---------------------

                  /s/ Michael A. George                                       Director
                  ---------------------

                   /s/ Judith K. Hofer                                        Director
                  ---------------------

                                  EXHIBIT INDEX



EXHIBIT NO.                               DESCRIPTION
-----------                               -----------
5.1               Opinion of Harold Herman, Esq. as to the validity of the common stock.

23.1              Consent of Deloitte & Touche LLP.

23.2              Consent of Harold Herman, Esq. (Included in Exhibit 5.1).

24.1              Power of Attorney (Included in the Registration Statement under the heading "Signatures").